SUB-ITEM 77Q1(a)

                                AMENDMENT NO. 3
                                       TO
                     AGREEMENT AND DECLARATION OF TRUST OF
                          AIM TREASURER'S SERIES TRUST

         This Amendment No. 3 to the Agreement and Declaration of Trust of AIM Treasurer's Series Trust (this "Amendment") amends, effective as of October 15, 2004, the Agreement and Declaration of Trust of AIM Treasurer's Series Trust (the "Trust") dated as of July 29, 2003, as amended (the "Agreement").

         Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

         WHEREAS, the parties desire to amend the Agreement to change the names of INVESCO Treasurer's Money Market Reserve Fund to Premier Portfolio, INVESCO Treasurer's Tax-Exempt Reserve Fund to Premier Tax-Exempt Portfolio and INVESCO U.S. Government Money Fund to Premier U.S. Government Money Portfolio;

         NOW, THEREFORE, the Agreement is hereby amended as follows:

         1. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

         2. All references in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment.

         3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of October 15, 2004.


                                        By:  /s/ Robert H. Graham
                                             -----------------------------
                                        Name:    Robert H. Graham
                                        Title:   President

                          EXHIBIT 1 TO AMENDMENT NO. 3
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                        OF AIM TREASURER'S SERIES TRUST


                                  "SCHEDULE A

                          AIM TREASURER'S SERIES TRUST
                         PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO                                        CLASSES OF PORTFOLIO
---------                                        --------------------

Premier Portfolio

Premier Tax-Exempt Portfolio

Premier U.S. Government Money Portfolio          Institutional Class Shares
                                                 Investor Class Shares"